Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS OF WESTERN CAPITAL RESOURCES, INC. AND SUBSIDIARIES, RESTORERS, INC. AND J&P ACQUISTIIONS INC. AND SUBSIDIARY

The following unaudited pro forma condensed combined consolidated financial statements of Western Capital Resources, Inc. and subsidiaries (“Western Capital”), Restorers Acquisition, Inc. (“Restorers”) and J&P Park Acquisition Inc. and subsidiary (“JPPA”) give effect to the merger and contribution of Restorers and JPPA pursuant to the Merger and Contribution Agreement (“Agreement”).

Western Capital completed its acquisition of the businesses and real estate operations of Restorers and JPPA after the close of business on June 30, 2015, pursuant to the Agreement entered into June 9, 2015, by and among Western Capital, WCRS Restorers Acquisition Co., a wholly owned subsidiary of Western Capital, Restorers, JPPA and other parties. Pursuant to the Agreement, the businesses of Restorers, acquired through a triangular merger, and JPPA, acquired through contributions of all ownership interests by their respective holders, were acquired in exchange for 3,500,000 shares of Western Capital common stock representing approximately 37% of the total issued and outstanding common stock of Western Capital after consummation of the acquisition.

Restorers owns the Van Dyke’s Restorers brand business, an online retailer of home and furniture restoration products and J&P Park Acquisitions owns and operates the Park Seed online seed store, Wayside Gardens online and Jackson & Perkins online. J&P Real Estate owns the real estate facilities which are the headquarters for Restorers and JPPA and a distribution center for J&P Park Acquisitions.

Western Capital, Restorers and JPPA were affiliated entities under common control prior to the acquisition. Accordingly, the assets and liabilities of the Restorers and JPPA are accounted for at their carrying amounts as of the date of transfer.

The unaudited pro forma condensed combined consolidated financial information has been prepared in accordance with SEC Regulation S-X Article 11. The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the consolidated operating results that would have been achieved if the merger and contribution transaction among Restorers, JPPA and Western Capital had been consummated as of the beginning of the period indicated, nor is it necessarily indicative of the results of future operations.

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WESTERN CAPITAL RESOURCES, INC. AND SUBSIDIARIES, J & P PARK ACQUSITIONS, INC. AND SUBSIDIARY AND RESTORERS ACQUISITION, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

As of June 30, 2015

(in Thousands)

	Western Capital	JPPA	Restorers	Pro Forma Adjustments	Note 3	Pro Forma Combined
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,185	$2,082	$—	$—		$5,267
Loans receivable, net	4,840	—	—			4,840
Accounts receivable, net	876	392	136			1,404
Inventory	2,910	1,096	2,074			6,080
Prepaid expenses and other	1,534	—	7	(71)	(a)	1,470
Deferred income taxes	643	—	145			788
TOTAL CURRENT ASSETS	13,988	3,570	2,362	(71)		19,849

FIXED ASSETS, Net	1,947	6,557	34			8,538

GOODWILL	13,757	31	—			13,788

INTANGIBLE ASSETS, Net	8,147	104	17			8,268

OTHER	447	596	33			1,076

TOTAL ASSETS	$38,286	$10,858	$2,446	$(71)		$51,519

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$6,460	$1,401	$777	$(71)	(a)	$8,567
Line of credit	—	—	120			120
Income taxes payable	209	486	61			756
Merchandise credit and gift card liabilities	—	390	—			390
Current portion long-term debt	4,500	—	—			4,500
Current portion capital lease obligations	32	400	—			432
Deferred revenue & Other	620	239	—			859
TOTAL CURRENT LIABILITIES	11,821	2,916	958	(71)		15,624

LONG-TERM LIABILITIES
Note payable, net of current portion	875	3,138	—			4,013
Capital lease obligations, net of current portion	20	—	—			20
Deferred income taxes	4,059	169	—			4,228
Other	106	—	—			106
TOTAL LONG-TERM LIABILITIES	5,060	3,307	—			8,367

TOTAL LIABILITIES	16,881	6,223	958	(71)		23,991

EQUITY

SHAREHOLDERS’ EQUITY
Common stock/units	—	—	—	—	(b)	—
Additional paid-in capital	22,750	—	589	5,871	(b)	29,210
Retained earnings (Accumulated deficit)	(1,360)	2,743	899	(3,979)	(b)	(1,697)
TOTAL SHAREHOLDERS’ EQUITY	21,390	2,743	1,488	1,892		27,513

NONCONTROLLING INTERESTS	15	1,892	—	(1,892)	(b)	15

TOTAL EQUITY	21,405	4,635	1,488	—		27,528

TOTAL LIABILITIES AND EQUITY	$38,286	$10,858	$2,446	$(71)		$51,519

The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

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WESTERN CAPITAL RESOURCES, INC. AND SUBSIDIARIES, J & P PARK ACQUSITIONS, INC. AND SUBSIDIARY AND RESTORERS ACQUISITION, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2015

(in Thousands except share outstanding amounts and net income per common share)

	Western Capital	JPPA	Restorers	Pro Forma Adjustments	Note 3	Pro Forma Combined
REVENUES
Retail sales & associated fees	$13,635	$19,194	$5,670	$—		$38,499
Financing fees and interest	5,142	—	—	—		5,142
Royalty and franchise fees, net	5,080	—	—	—		5,080
Other revenue	3,381	—	9	—		3,390
	27,238	19,194	5,679	—		52,111

COST OF SALES	9,313	8,842	2,789	—		20,944

GROSS PROFIT	17,925	10,352	2,890	—		31,167

OPERATING EXPENSES
Selling, general and administrative	15,055	7,733	2,607	(481)	(c)	24,914
Depreciation and amortization	428	181	13	—		622
	15,483	7,914	2,620	(481)		25,536

OPERATING INCOME	2,442	2,438	270	481		5,631

OTHER INCOME (EXPENSE)
Interest income	2	—	—	—		2
Interest expense	(203)	(94)	(27)	—		(324)
Other income (expense)	—	—	—	—		—
	(201)	(94)	(27)	—		(322)

INCOME BEFORE INCOME TAXES	2,241	2,344	243	481		5,309

PROVISION FOR INCOME TAXES	973	700	80	135	(d)	1,888

NET INCOME (LOSS)	1,268	1,644	163	346		3,421

NET INCOME APPLICABLE TO NONCONTROLLING INTERESTS	(6)	(331)	—	331	(e)	(6)

NET INCOME ATTRIBUTABLE TO WCR SHAREHOLDERS	$1,262	$1,313	$163	$677		$3,415

NET INCOME PER COMMON SHARE
Basic & Diluted	$0.21					$0.36

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic & Diluted	5,997,588			3,500,000	(f)	9,497,588

The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

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WESTERN CAPITAL RESOURCES, INC. AND SUBSIDIARIES, J & P PARK ACQUSITIONS, INC. AND SUBSIDIARY AND RESTORERS ACQUISITION, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2014

(in Thousands except share outstanding amounts and net income per common share)

	Western			Pro Forma		Pro Forma
	Capital	JPPA	Restorers	Adjustments	Note 3	Combined
REVENUES
Retail sales & associated fees	$22,535	$32,307	$11,315	$		$66,157
Financing fees and interest	11,124	—	—			11,124
Royalty and franchise fees, net	2,814	—	—			2,814
Other revenue	4,286	—	—			4,286
	40,759	32,307	11,315	—		84,381

COST OF SALES	14,701	14,844	6,360			35,905

GROSS PROFIT	26,058	17,463	4,955	—		48,476

OPERATING EXPENSES
Selling, general and administrative	21,231	14,645	4,975			40,851
Depreciation and amortization	556	334	28			918
	21,787	14,979	5,003	—		41,769

OPERATING INCOME	4,271	2,484	(48)	—		6,707

OTHER INCOME (EXPENSE)
Interest income	2	—	—			2
Interest expense	(316)	(255)	(55)			(626)
Other income (expense)	—	—	23			23
	(314)	(255)	(32)	—		(601)

INCOME BEFORE INCOME TAXES	3,957	2,229	(80)			6,106

PROVISION FOR INCOME TAXES	1,546	568	(26)	191	(d)	2,279

NET INCOME (LOSS)	2,411	1,661	(54)	(191)		3,827

NET INCOME APPLICABLE TO NON-CONTROLLING INTERESTS	(5)	(511)	—	511	(e)	(5)

NET INCOME ATTRIBUTABLE TO WCR SHAREHOLDERS	$2,406	1,150	(54)	320		3,822

NET INCOME PER COMMON SHARE
Basic & Diluted	$0.64					$0.53

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic & Diluted	3,763,726			3,500,000	(f)	7,263,726

The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS OF WESTERN CAPITAL RESOURCES, INC. AND SUBSIDIARIES, RESTORERS, INC. AND J&P ACQUISTIIONS INC. AND SUBSIDIARY

Note 1. Description of the Transaction

Western Capital Resources, Inc. (“Western Capital”) completed its acquisition of the businesses and real estate operations of Restorers Acquisition, Inc. (“Restorers”), J&P Acquisitions, Inc. and J&P Real Estate LLC after the close of business on June 30, 2015, pursuant to the Merger and Contribution Agreement (“Agreement”) entered into June 9, 2015. Pursuant to the Agreement, the businesses of Restorers, acquired through a triangular merger, J&P Acquisitions, Inc. and J&P Real Estate LLC (collectively “JPPA”), acquired through contributions of all ownership interests by their respective holders, were acquired in exchange for 3.5 million shares of Western Capital common stock representing approximately 37% of the total issued and outstanding common stock of Western Capital after consummation of the acquisition.

Note 2. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined consolidated balance sheet represents the combined financial position of Western Capital, Restorers and JPPA as of June 30, 2015 as if the merger and contribution was consummated on June 30, 2015. The unaudited pro forma condensed combined consolidated statements of operations give effect to the merger of and contribution into Western Capital of Restorers and JPPA as if it had been consummated on January 1, 2014, the latter of the beginning of the earliest pro forma period presented and the date of common control.

The unaudited pro forma condensed combined consolidated financial statements have been derived from the historical consolidated financial statements of Western Capital, Restorers and JPPA. Assumptions and estimates underlying the pro forma adjustments are described in these notes, which should be read in conjunction with the pro forma condensed combined consolidated financial statements.

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2015 includes Restorers’ and JPPA’s results of operations for the six months ended June 30, 2015 and June 27, 2015, respectively, which results have been derived from Restorers’ and JPPA’s unaudited internal financial records. The unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2014 include Restorers’ audited statement of operations for the year ended December 31, 2014 and JPPA’s audited consolidated statement of income for the year ended December 27, 2014. The unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2015 includes Restorers’ condensed balance sheet as of June 30, 2015 and JPPA’s condensed consolidated balance sheet as of June 27, 2015, which have been derived from unaudited internal financial records.

Demand for products sold by JPPA is cyclical in nature, sensitive to seasonal growing patterns, general weather conditions, holiday sales patterns and competitive influences. As such, JPPA’s results of operations, financial condition, cash flows and availability of credit could fluctuate significantly from period to period. The majority of JPPA revenues are derived in three selling periods, spring, fall, and the December holiday season, while the summer season accounts for a small portion of sales. Due to the lower revenues in the summer months and compounded by fixed overhead costs, JPPA historically incurs a loss in the third quarter leaving only the fourth quarter to offset it. Consequently, JPPA’s full year financial results cannot be predicted based on interim results.

The merger and contribution transaction into Western Capital is reflected in the unaudited pro forma condensed combined consolidated financial statements as an acquisition of entities under common control in accordance with Accounting Standards Codification Topic 805, “Business Combinations”. Under these accounting standards, Western Capital, as the acquirer, recognized the assets and liabilities of the Restorers and JPPA at their historical values as of the date of transfer.

Estimated transaction costs have been excluded from the unaudited pro forma condensed combined consolidated statements of operations as they reflect expenses directly related to Restorers and JPPA transaction that do not have a continuing impact. Except for payment of certain common expenses (see Note 3(a) below) there were not additional related party transactions requiring elimination in consolidation.

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Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

The unaudited adjustments included in the unaudited pro forma condensed combined consolidated financial statements are as follows:

Adjustments to Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

(a)	Elimination of Due to/from related party. Certain common expenses are paid by one party and later reimbursed to the payer by the other party. The resulting related party due to/from balance between Restorers and JPPA has been eliminated from the unaudited pro forma condensed combined consolidated balance sheet.

(b)	Stockholders’ equity. The unaudited pro forma condensed combined consolidated balance sheet reflects the issuance of 3.5 million share of Western Capital no par value common stock upon the closing of the merger and contribution transaction and the replacement of Restorers’ and JPPA’s historical equity balances and JPPA’s noncontrolling interests with an increase to paid in capital equal to the net equity value and noncontrolling interests of Restorers and JPPA as of the date of the merger.

Adjustments to Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations

(c)	Elimination of transaction costs. Total Western Capital, Restorers and JPPA transaction costs related to the purchase and sale, estimated to be $256,000, $32,000 and $193,000, respectively, have been recorded as a selling, general and administrative expense within the unaudited pro forma condensed combined consolidated statements of operations for the six months ended June 30, 2015. These costs have been eliminated from selling, general and administrative expenses with this adjustment for the six months ended June 30, 2015 as these costs relate directly to the transaction and do not have an ongoing impact.

(d)	Provision for Income Taxes. Prior to the transaction J&P Real Estate, LLC was a limited liability company treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the members. As such, no recognition of federal or state income taxes for the Company that are organized as limited liability companies were provided for. The adjustment to income tax expense reflects the total pre-tax net pro forma adjustments to operating results of J&P Real Estate, LLC multiplied by the estimated effective income tax rate of 37.3%.

(e)	Net income applicable to noncontrolling interests. J&P Real Estate, LLC was a variable interest entity consolidated with J&P Park Acquisition Inc. and as such J&P Real Estate, LLC’s net income was reported as income attributable to noncontrolling interests. The adjustment to net income applicable to noncontrolling interests reflects the elimination of net income applicable to J&P Real Estate, LLC’s equity holders, resulting in 100% of J&P Real Estate, LLC’s net income being allocated to Western Capital shareholders.

(f)	Shares outstanding. The unaudited pro forma weighted average number of basic and diluted shares outstanding is calculated for each period presented by adding Western Capital’s weighted average number of basic and diluted shares outstanding for that period and the number of Western Capital shares that would have been issued to Restorers and JPPA equity holders as a result of the Restorers and JPPA merger and contribution transaction. There were no dilutive securities as of June 30, 2015 and December 31, 2014.

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